                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 1st day of January, 1999, by and among CHEROKEE BANK, N.A. (Proposed) (the "Bank"), a proposed national bank; CHEROKEE BANKING COMPANY, a bank holding company incorporated under the laws of the State of Georgia (the "Company") (collectively, the Bank and the Company are referred to hereafter as the "Employer"), and DENNIS W. BURNETTE, a resident of the State of Georgia (the "Employee").

                                   RECITALS:

     The Employer desires to employ the Employee as the President and Chief Executive Officer of the Bank and of the Company and the Employee desires to accept such employment.

     In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1. DEFINITIONS.  Whenever used in this Agreement, the following terms and their
   -----------
variant forms shall have the meaning set forth below:

   1.1 "AGREEMENT" shall mean this Agreement and any exhibits incorporated
        ---------
herein together with any amendments hereto made in the manner described in this Agreement.

   1.2 "AFFILIATE" shall mean any business entity which controls the Company, is
        ---------
controlled by or is under common control with the Company.

   1.3 "AREA" shall mean the geographic area within the boundaries of Cherokee
        ----
and Pickens Counties, Georgia. It is the express intent of the parties that the Area as defined herein is the area where the Employee performs or performed services on behalf of the Employer under this Agreement as of, or within a reasonable time prior to, the termination of the Employee's employment hereunder.

   1.4 "BUSINESS OF THE EMPLOYER" shall mean the business conducted by the
        ------------------------
Employer, which is commercial banking.

   1.5 "CAUSE" shall mean:
        -----

       1.5.1  With respect to termination by the Employer:

          (a) A material breach of the terms of this Agreement by the Employee, including, without limitation, persistent failure by the Employee to follow reasonable written instructions or policies in a satisfactory manner as determined by the Board of Directors of either the Bank or the Company in its sole discretion, which level of unsatisfactory performance remains uncured for a period of thirty (30) days following the delivery of written notice of such breach to the Employee by the Employer. Such notice shall (i) specifically identify the duties that the Board of Directors of either the Bank or the Company believes Employee has failed to perform, (ii) state the facts upon which such board of directors made such determination, (iii) specifically identify those steps required to cure the unsatisfactory performance, and (iv) be approved by a resolution passed by a majority of the directors of such board of directors then in office;

          (b) Conduct by the Employee that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;

          (c)  The conviction of the Employee of a felony;

          (d) Conduct by the Employee that amounts to gross and willful insubordination or inattention to his duties and responsibilities hereunder; or

          (e) Conduct by the Employee that results in removal from his position as an officer or employee of the Bank or of the Company pursuant to a written order by any regulatory agency with authority or jurisdiction over the Bank or Company, as applicable.

       1.5.2 With respect to termination by the Employee, a material diminution in the powers, responsibilities or duties of the Employee hereunder or a material breach of the terms of this Agreement by the Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employer by the Employee.

   1.6  "COMPANY INFORMATION" means Confidential Information and Trade Secrets.
         -------------------

   1.7  "CONFIDENTIAL INFORMATION" means data and information relating to the
         ------------------------
business of the Employer (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through the Employee's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

   1.8  "EFFECTIVE DATE" shall mean the date on which the Employer and the
         --------------
Employee execute the Agreement.

   1.9  "PERMANENT DISABILITY" shall mean the total inability of the Employee to
         --------------------
perform his duties under this Agreement for the duration of the short-term disability period under the Employer's policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Employee.

   1.10 "TERM" shall mean that initial three calendar-year period commencing on
         ----
January 1, 1999 (the "Beginning Date") and successive calendar years thereafter, unless this Agreement is terminated earlier, as provided for in Section 3 below. The Term shall not renew as of any successive calendar year following the initial three calendar-year period if either the Employer or the Employee gives notice to the other no less than sixty (60) days prior to January 1 of that calendar year of the intent to allow the Agreement to expire as of the last day of the immediately preceding calendar year.

   1.11 "TRADE SECRETS" means Employer information including, but not limited
         -------------
to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2. DUTIES.
   ------

   2.1 POSITION.  The Employee is employed initially as the President and Chief
       --------
Executive Officer of the Bank and of the Company and, subject to the direction of the Board of Directors of the Bank or of the Company, as applicable, or their designee(s), shall perform and discharge well and faithfully the duties normally associated with the Employee's position, and in addition, any other duties which shall reasonably be assigned to him from time to time by the Bank or the Company in connection with the conduct of its business.

   2.2 FULL-TIME STATUS.  The Employee shall:  (a) devote substantially all of
       ----------------
his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; (b) diligently follow and implement all management policies and decisions communicated to him by the Board of Directors of either the Bank or the Company; and (c) timely prepare and forward to the Board of Directors of either the Bank or the Company all reports and accounting as may be requested of the Employee.

   2.3 PERMITTED ACTIVITIES.  The Employee shall devote his entire business
       --------------------
time, attention and energies to the Business of the Employer and shall not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from (a) investing his personal assets in businesses which (subject to clause (b) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Employee in their operation or affairs and in which his participation is solely that of an investor, (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer; and (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as such activities do not materially interfere with the performance of his duties hereunder; provided, however, that the provisions of this Section 2.3 do not prohibit the Employee's completion of consulting assignments that originated prior to December 31, 1998, which Employee contemplates having contemplated by February 28, 1999.

3. TERM AND TERMINATION.
   --------------------

   3.1 TERM. Except as provided in Section 3.2, this Agreement shall remain in
       ----
effect for the Term unless the application for the Bank's charter is denied by the Office of the Comptroller of the Currency ("OCC"), in which event the Agreement shall terminate on the date upon which such application is denied by the OCC and all available appeals have been exhausted by the Employer. In the event the application for charter is denied by the OCC, the Employer shall have no further obligation to the Employee.

   3.2 TERMINATION.  During the Term, the employment of the Employee under this
       -----------
Agreement may be terminated only as follows:

        3.2.1 By the Employer or the Employee in the event that the Company and the Bank abandon their organizational efforts, in which event the Employer shall have no further obligation to the Employee.

        3.2.2    By the Employer:

            (a)  For Cause, upon written notice to the Employee pursuant to
            Section 1.5.1 hereof, which notice has been approved by a resolution passed by a majority of the directors then in office of either the Board of Directors of the Bank or the Company, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 hereof on the effective date of termination;

            (b) Without Cause at any time, provided that the Employer shall give the Employee thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to pay Employee severance at a rate equal to his rate of Base Salary (defined below) then in effect for a period of twelve (12) months following the effective date of termination, to be paid, in the Employee's discretion (i) as a lump sum payment within thirty (30) days of the effective date of termination, or (ii) in equal monthly installments over a period not to exceed twelve (12) months; or

            (c) Upon the Permanent Disability of Employee at any time, provided that the Employer shall give the Employee thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 hereof on the effective date of termination.

        3.2.3    By the Employee:

            (a) For Cause, in which event the Employer shall be required pay Employee severance at a rate equal to his rate of Base Salary (defined below) then in effect for a period of twelve (12) months following the effective date of termination, to be paid, in the Employee's discretion (i) as a lump sum payment within thirty (30) days of the effective date of termination, or (ii) in equal monthly installments over a period not to exceed twelve (12) months; or

            (b) Without Cause or upon the Permanent Disability of the Employee, provided that the Employee shall give the Employer sixty (60) days' prior written notice of his intent to terminate, in which event the Employer shall have no further obligation to the Employee except future payment of any amounts due and owing under Section 4 hereof on the effective date of the termination.

        3.2.4 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under
        Section 4 hereof on the effective date of termination unless otherwise set forth in the written agreement.

       3.2.5 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Employee's death, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts due and owing under Section 4 on the effective date of termination.

        3.2.6 In the event of a "change in control" (as defined below), the Employee may elect (a) to negotiate a new employment agreement with the acquiring party, or (b) to terminate his employment and receive a lump sum payment equal to two (2) times his Base Salary then in effect in full and final settlement of all amounts due under this Agreement; provided, however, that any action taken with the consent of the Employee or any isolated, insubstantial and inadvertent action not taken in bad faith and which is promptly remedied after notice given by the Employee shall not give rise to Employee's rights under this Section
        3.2.6. For purposes of this Section, the term "change in control" shall mean: the acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of (i) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding voting securities of the Company or the Bank (including an acquisition by merger), or (ii) all or substantially all of the assets of the Company or the Bank, in each case other than an acquisition of voting securities or assets of the Bank by an entity controlled by or under common control (as "control" is defined for purposes of the Exchange Act) with the Company.

        3.2.7 In the event the Employer issues a notice that the original Term shall not be renewed for its first one-year renewal period or, when applicable, that any extended Term shall not be renewed by the immediately succeeding one-year renewal period, all in accordance with
        Section 1.10 above, for any reason other than Cause or the Employee's death or Permanent Disability, the Employer shall be required to pay Employee severance at a rate equal to his rate of Base Salary (defined below) then in effect for a period of twelve (12) months following the effective date of termination, to be paid, in the Employee's discretion
        (i) as a lump sum payment within thirty (30) days of the effective date of termination, or (ii) in equal monthly installments over a period not to exceed twelve (12) months.

4. COMPENSATION.  During the Term, the Employee shall receive the following
   ------------
salary and benefits:

   4.1 BASE SALARY.  The Employee shall be compensated at a base rate of $90,000
       -----------
annually until the opening of the Bank for business and $120,000 subsequent to the opening of the Bank for business (the "Base Salary"). Base Salary shall be payable in accordance with the Employer's normal payroll practices. Following the initial three calendar-year period of this Agreement, the Employer will review the Employee's job performance, Base Salary and other compensation annually following the end of each fiscal year, with the first review occurring in 2002; provided, however, that the Employee will receive no change in Base Salary before the Employer's review in 2002.

   4.2 INCENTIVE COMPENSATION.  The Employee shall be entitled to receive a
       ----------------------
performance bonus in accordance with the following terms:

       (a) Beginning with the 2000 calendar year and each subsequent calendar year thereafter, the Board of Directors of the Bank may establish within ninety (90) days after the beginning of such calendar year pre-established performance measures, as determined in its sole discretion, which, if established, will serve as the basis for determining the Executive's bonus compensation for that calendar year. The Employer shall pay the Employee a cash bonus equal to the amount determined in accordance with any performance measures so established.

       (b) The following conditions must be satisfied as further conditions to any commitment by the Board of Directors of the Bank to pay a bonus to the Employee pursuant to this Section 4.2:

           (i) the Board of Directors of the Bank shall consider, and document its findings in the minutes of the meeting wherein the issue was considered, the Employee's performance in light of the status of the Bank's internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings, and such other performance goals and objectives established by the Board of Directors of the Bank;

           (ii) the overall condition of the Bank must be "satisfactory" in the opinion of the OCC as set forth in the most current OCC Report of Supervisory Activity provided to the Board of Directors of the Bank and the Uniform Financial Institution Rating of the Bank shall not be less than a "2"; and

           (iii) the Bank shall be "well capitalized" as defined under regulations promulgated by the OCC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991.

   Any bonus which becomes payable pursuant to this Section 4.2 shall be paid in a lump sum in cash within thirty (30) days after the close of the calendar year for which it is payable.

   4.3 STOCK OPTIONS.  The Company will grant to the Employee a nonqualified
       -------------
option to purchase, at a per share purchase price of $10.00, 30,000 shares of the Company's common stock. The option will become vested and exercisable in equal increments of 6,000 shares each, commencing on the first anniversary of the option grant date and continuing for the next four successive anniversaries until the option is fully vested and exercisable. No unvested portion of the option shall become vested following the Employee's termination of employment, regardless of the reason. The option shall expire generally upon the earlier of ninety (90) days following termination of employment or upon the tenth (10/th/) anniversary of the option grant date.

   4.4 HEALTH INSURANCE.  The Employer shall reimburse the Employee for his
       ----------------
current cost of premium payments paid by the Employee for the Employee's individual medical and dental insurance covering the Employee and his spouse until the first to occur of the following (i) such time as the Employee becomes eligible for coverage under the Bank's existing medical and dental insurance plans or (ii) such time as the Employer abandons its organizational efforts.

   4.5 AUTOMOBILE ALLOWANCE.  Beginning as of the date the Bank opens for
       --------------------
business, the Employer will provide the Employee with a monthly automobile allowance equal to $600. In lieu of an automobile allowance prior to the Bank opening for business, the Employer shall reimburse the Employee for business mileage at the IRS-approved rate, but not to exceed $600 per month.

   4.6 BUSINESS EXPENSES; MEMBERSHIPS.  The Employer specifically agrees to
       ------------------------------
reimburse the Employee for reasonable business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved from time to time by the Board of Directors of either the Bank or the

Company; provided, however, that the Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service. The Employer shall reimburse the Employee for Rotary Club membership dues and initiation fees and membership dues with a mutually agreed upon golf facility.

   4.7 VACATION.  The Employee shall be entitled to two (2) weeks of vacation
       --------
during the 1999 calendar year and three (3) weeks of vacation during each subsequent calendar year, during which time his compensation shall be paid in full.

   4.8 BENEFITS.  In addition to the benefits specifically described herein, the
       --------
Employee shall be entitled to such benefits as may be available from time to time for management employees of the Employer. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Employer deems appropriate.

   4.9 WITHHOLDING.  The Employer may deduct from each payment of compensation
       -----------
hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5. COMPANY INFORMATION.
   -------------------

   5.1 OWNERSHIP OF INFORMATION.   All Company Information received or developed
       ------------------------
by the Employee while employed by the Employer will remain the sole and exclusive property of the Employer.

   5.2 OBLIGATIONS OF THE EMPLOYEE.  The Employee agrees (a) to hold Company
       ---------------------------
Information in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that the Employee is required by law to disclose any Company Information, the Employee will not make such disclosure unless (and then only to the extent that) the Employee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Employee becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of two (2) years following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by the then-current Georgia Trade Secrets Act of 1990, O.C.G.A. (S)(S) 10-1-760-10-1-767, with respect to Trade Secrets.

   5.3 DELIVERY UPON REQUEST OR TERMINATION.  Upon request by the Employer, and
       ------------------------------------
in any event upon termination of his employment with the Employer, the Employee will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Company Information then in his possession or control.

6. NON-COMPETITION.  The Employee agrees that during his employment by the
   ---------------
Employer hereunder and, in the event of the termination of his employment for any reason other than pursuant to Sections

3.2.3(a) and 3.2.6, for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer engage in any business which is the same as or essentially the same as the Business of the Employer.

7.  NON-SOLICITATION OF CUSTOMERS.  The Employee agrees that during his
    -----------------------------
employment by the Employer hereunder and for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employer's customers, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of his employment, for purposes of providing products or services that are competitive with those provided by the Employer.

8.  NON-SOLICITATION OF EMPLOYEES.  The Employee agrees that during his
    -----------------------------
employment by the Employer hereunder and for a period of twelve (12) months thereafter, he will not, within the Area, on his own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of the Employer or its Affiliates, whether or not such employee is a full-time employee or a temporary employee of the Employer or its Affiliates and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

9.  REMEDIES.  The Employee agrees that the covenants contained in Sections 5
    --------
through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Employee agree that all remedies available to the Employer or the Employee, as applicable, shall be cumulative.

10. SEVERABILITY.  The parties agree that each of the provisions included in
    ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11. NO SET-OFF BY THE EMPLOYEE.  The existence of any claim, demand, action or
    --------------------------
cause of action by the Employee against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12. NOTICE.  All notices and other communications required or permitted under
    ------
this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

       (i)   If to the Employer, to it at:

             Cherokee Bank, N.A.
             Post Office Box 1314
             Canton, Georgia 30114

       (ii)  If to the Employee, to him at:

             Dennis W. Burnette
             656 Big Canoe
             Big Canoe, Georgia  30143

13.  ASSIGNMENT.  Neither party hereto may assign or delegate this Agreement or
     ----------
any of its rights and obligations hereunder without the written consent of the other party hereto.

14.  WAIVER.  A waiver by the Employer or the Employee of any breach of this
     ------
Agreement by the other shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.  ARBITRATION.  Any controversy or claim arising out of or relating to this
     -----------
contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of Cherokee County or the federal court for the Northern District of Georgia. The Employer and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings; provided, however, that each party will pay for and bear the cost of its own experts, evidence and counsel's fees, except that in the discretion of the arbitrator, any award may include the cost of a party's counsel if the arbitrator expressly determines that the party against whom the award is entered engaged in arbitration in bad faith or as a delaying tactic.

16.  ATTORNEYS' FEES.  In the event that the parties have complied with this
     ---------------
Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17.  APPLICABLE LAW.  This Agreement shall be construed and enforced under and
     --------------
in accordance with the laws of the State of Georgia.

18.  INTERPRETATION.  Words importing any gender include all genders.  Words
     --------------
importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.  ENTIRE AGREEMENT.  This Agreement embodies the entire and final agreement
     ----------------
of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

20.  RIGHTS OF THIRD PARTIES.  Nothing herein expressed is intended to or shall
     -----------------------
be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.  SURVIVAL.  The obligations of the Employee pursuant to Sections 5, 6, 7, 8
     --------
and 9 shall survive the termination of the employment of the Employee hereunder for the period designated under each of those respective sections.

22.  JOINT AND SEVERAL.  The obligations of the Bank and the Company to Employee
     -----------------
hereunder shall be joint and several.



                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

   IN WITNESS WHEREOF, the Employer and the Employee have executed and delivered this Agreement as of the date first shown above.


                   THE BANK:

                   CHEROKEE BANK, N.A.


                   By:    /s/ Donald F. Stevens
                          ------------------------------
                   Print Name: _________________________
                   Title:  Chairman of the Board
                           -----------------------------


                   THE COMPANY:

                   CHEROKEE BANKING COMPANY


                   By:    /s/ Donald F. Stevens
                          ------------------------------
                   Print Name: _________________________
                   Title:  Chairman of the Board
                           -----------------------------


                   THE EMPLOYEE:


                   /s/ Dennis W. Burnette
                   -------------------------------------
                   DENNIS W. BURNETTE